LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Fourth Quarter and Fiscal Year 2014

Nashville, Tenn. – November 18, 2014 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the fourth quarter and fiscal year ended August 3, 2014.

(In thousands)	Fourteen weeks ended August 3, 2014	Thirteen weeks ended July 28, 2013	Fifty-three weeks ended August 3, 2014	Fifty-two weeks ended July 28, 2013
Net sales	$169,455	$161,676	$638,665	$647,425
Restaurant operating profit	18,844	17,093	66,748	78,468
Restaurant operating margin	11.1%	10.6%	10.5%	12.1%
Net loss	(39,984)	(104,374)	(62,773)	(108,405)
Adjusted EBITDA	14,141	12,198	47,877	60,303

Selected Highlights for the Fourth Quarter 2014 Compared to the Fourth Quarter 2013:

▪	Fourth Quarter 2014 included a 14th week.

▪	Net sales increased 4.8% to $169.5 million from $161.7 million.

▪	Restaurant operating profit increased 10.2% to $18.8 million from $17.1 million.

▪	Comparable restaurant sales decreased 2.6%, average check increased by 3.3%, and customer traffic decreased by 5.7%.

▪
Net loss of $40.0 million compared to a net loss of $104.4 million. Included in the fourth quarter 2014 and 2013 results were non-cash goodwill and intangible asset impairment charges of $29.7 million and $91.5 million, respectively. Excluding these charges, adjusted net loss for the fourth quarter 2014 and fourth quarter 2013 was $10.3 million and $12.9 million, respectively.

▪	Adjusted EBITDA increased 15.9% to $14.1 million from $12.2 million. (*)
Selected Highlights for Fiscal Year 2014 Compared to Fiscal Year 2013:

▪	Opened 1 new company-owned Logan’s Roadhouse® restaurant.

▪	Fiscal year 2014 included a 53rd week.

▪	Net sales decreased 1.4% to $638.7 million from $647.4 million.

▪	Comparable restaurant sales decreased 4.0%, average check increased by 2.9%, and customer traffic decreased by 6.7%.

▪	Restaurant operating profit decreased 14.9% to $66.7 million from $78.5 million.

▪
Net loss was $62.8 million compared to net loss of $108.4 million. Included in fiscal year 2014 and fiscal year 2013 results were non-cash goodwill and intangible asset impairment charges of $29.7 million and $91.5 million, respectively. Excluding these charges, adjusted net loss for the fiscal year 2014 was $33.1 million and adjusted net loss for fiscal year 2013 was $16.9 million.

▪	Adjusted EBITDA decreased 20.6% to $47.9 million from $60.3 million. (*)
(*) Please see reconciliation table at the end of this release.
Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Annual Report on Form 10-K for the fiscal year ended August 3, 2014. It is available at www.logansroadhouse.com under the investor relations section.
Conference Call
The Company will host a conference call on Thursday, November 20, 2014 at 10:30 a.m. ET to discuss its financial results for the fourth quarter and fiscal year 2014, which encompasses the fourteen and fifty-three week periods ended August 3, 2014. The conference call will be hosted by Samuel Borgese, President and Chief Executive Officer, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 877-407-0784, and the international dial-in number is 201-689-8560. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation. A telephone replay will be available beginning at 1:30 p.m. ET on Thursday, November 20, 2014 through 11:59 p.m. ET on Thursday, November 27, 2014, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 13595920. The archived webcast may be accessed at http://public.viavid.com/index.php?id=112024 and will be available for one year.
About Logan’s Roadhouse

Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service casual dining steakhouse offering specially seasoned aged steaks and sizzling southern-inspired dishes in a roadhouse atmosphere. Headquartered in Nashville, Tennessee, Logan’s Roadhouse presently runs 234 company-operated and 26 franchised Logan's Roadhouse restaurants in 23 states. LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.
Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)	Fourteen weeks ended August 3, 2014	Thirteen weeks ended July 28, 2013	Fifty-three weeks ended August 3, 2014	Fifty-two weeks ended July 28, 2013
	(unaudited)	(unaudited)
Revenues:
Net sales	$169,455	$161,676	$638,665	$647,425
Franchise fees and royalties	599	560	2,216	2,175
Total revenues	170,054	162,236	640,881	649,600
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	58,937	54,789	218,448	218,327
Labor and other related expenses	51,614	48,448	195,245	191,945
Occupancy costs	13,697	13,467	55,200	52,926
Other restaurant operating expenses	26,363	27,879	103,024	105,759
Depreciation and amortization	5,195	5,270	20,366	20,949
Pre-opening expenses	43	198	324	2,721
General and administrative	8,156	7,805	31,564	30,901
Goodwill and intangible asset impairment	29,665	91,488	29,665	91,488
Store impairment and closing charges	5,096	1,515	7,139	4,658
Total costs and expenses	198,766	250,859	660,975	719,674
Operating loss	(28,712)	(88,623)	(20,094)	(70,074)
Interest expense, net	11,163	10,285	42,570	40,917
Loss before income taxes	(39,875)	(98,908)	(62,664)	(110,991)
Income tax provision (benefit)	109	5,466	109	(2,586)
Net loss	$(39,984)	$(104,374)	$(62,773)	$(108,405)

LRI HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	August 3, 2014	July 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$9,170	$23,708
Receivables	9,734	9,583
Inventories	13,832	12,887
Prepaid expenses and other current assets	6,887	4,337
Income taxes receivable	115	432
Total current assets	39,738	50,947
Property and equipment, net	209,078	223,724
Other assets	13,273	16,085
Goodwill	163,368	192,590
Tradename	71,251	71,694
Other intangible assets, net	17,190	19,272
Total assets	$513,898	$574,312
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	17,414	18,770
Payable to RHI	2,721	1,118
Other current liabilities and accrued expenses	51,683	52,383
Total current liabilities	71,818	72,271
Long-term debt	355,000	355,000
Deferred income taxes	27,607	27,745
Other long-term obligations	46,599	43,649
Total liabilities	501,024	498,665
Commitments and contingencies	—	—
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	—	—
Additional paid-in capital	230,000	230,000
Retained deficit	(217,126)	(154,353)
Total stockholder’s equity	12,874	75,647
Total liabilities and stockholder’s equity	$513,898	$574,312

LRI HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Fiscal year 2014	Fiscal year 2013
Cash flows from operating activities:
Net loss	$(62,773)	$(108,405)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	20,366	20,949
Other amortization	2,197	1,863
Loss on sale/disposal of property and equipment	3,023	2,147
Amortization of deferred gain on sale and leaseback transactions	(50)	(43)
Impairment charges for long-lived assets	7,139	4,658
Goodwill and intangible asset impairment	29,665	91,488
Share-based compensation expense	1,728	1,107
Deferred income taxes	(138)	(2,770)
Changes in operating assets and liabilities:
Receivables	(151)	(1,295)
Inventories	(1,140)	(538)
Prepaid expenses and other current assets	(2,550)	(44)
Other non-current assets and intangibles	(33)	(69)
Accounts payable	(1,611)	171
Payable to RHI	(125)	(38)
Income taxes payable/receivable	317	3,479
Other current liabilities and accrued expenses	(669)	(2,775)
Other long-term obligations	4,179	4,780
Net cash (used in) provided by operating activities	(626)	14,665
Cash flows from investing activities:
Purchase of property and equipment	(15,663)	(29,300)
Proceeds from sale and leaseback transactions, net of expenses	1,751	16,611
Net cash used in investing activities	(13,912)	(12,689)
Cash flows from financing activities:
Payments on revolving credit facility	(36,000)	(12,600)
Borrowings on revolving credit facility	36,000	12,600
Net cash provided by financing activities	—	—
(Decrease) increase in cash and cash equivalents	(14,538)	1,976
Cash and cash equivalents, beginning of period	23,708	21,732
Cash and cash equivalents, end of period	$9,170	$23,708

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology. These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Please refer to our Annual Report on Form 10-K for the fiscal year ended August 3, 2014, and other reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences. Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.
Non-GAAP Financial Measures
This press release also contains non-Generally Accepted Accounting Principles ("GAAP") financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR. The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Restaurant Operating Margin
Restaurant operating margin represents net sales less (a) cost of goods sold, (b) labor and other related expenses, (c) occupancy costs and (d) other restaurant operating expenses, divided by net sales. The following table sets forth a reconciliation of net sales to restaurant operating margin:

(In thousands)	Fourteen weeks ended August 3, 2014	Thirteen weeks ended July 28, 2013	Fifty-three weeks ended August 3, 2014	Fifty-two weeks ended July 28, 2013
Net sales (A)	$169,455	$161,676	$638,665	$647,425
Restaurant operating expenses:
Cost of goods sold	58,937	54,789	218,448	218,327
Labor and other related expenses	51,614	48,448	195,245	191,945
Occupancy costs	13,697	13,467	55,200	52,926
Other restaurant operating expenses	26,363	27,879	103,024	105,759
Restaurant operating profit (B)	$18,844	$17,093	$66,748	$78,468
Restaurant operating margin (B / A)	11.1%	10.6%	10.5%	12.1%

EBITDA and Adjusted EBITDA

The following table sets forth a reconciliation of net loss, the most directly comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

(In thousands)	Fourteen weeks ended August 3, 2014	Thirteen weeks ended July 28, 2013	Fifty-three weeks ended August 3, 2014	Fifty-two weeks ended July 28, 2013
Net loss	$(39,984)	$(104,374)	$(62,773)	$(108,405)
Interest expense, net	11,163	10,285	42,570	40,917
Income tax expense (benefit)	109	5,466	109	(2,586)
Depreciation and amortization	5,195	5,270	20,366	20,949
EBITDA	(23,517)	(83,353)	272	(49,125)
Adjustments
Sponsor management fees(a)	250	250	1,000	1,000
Non-cash asset write-offs:
Goodwill and tradename impairment(b)	29,665	91,488	29,665	91,488
Restaurant impairment(c)	5,096	1,515	7,139	4,658
Loss on disposal of property and equipment(d)	750	208	2,283	1,974
Restructuring costs(e)	161	(37)	14	1,789
Pre-opening expenses (excluding rent)(f)	29	198	282	2,387
Losses on sales of property(g)	747	596	758	676
Non-cash rent adjustment(h)	679	876	3,647	4,091
Costs related to the Transactions(i)	—	—	—	20
Non-cash stock-based compensation(j)	374	393	1,728	1,107
Other adjustments(k)	(93)	64	1,089	238
Adjusted EBITDA	14,141	12,198	47,877	60,303
Cash rent expense(l)	10,526	10,195	41,790	39,889
Adjusted EBITDAR	$24,667	$22,393	$89,667	$100,192

(a)	Sponsor management fees consist of fees accrued or paid to certain affiliates of Kelso & Company, L.P. (the "Kelso Affiliates") under an advisory agreement.

(b)	We recorded goodwill impairment charges in fiscal year 2014 and fiscal year 2013. Fiscal year 2014 also included tradename impairment charges.

(c)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(d)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(e)	Restructuring costs include severance, hiring replacement costs and other related costs, including the reversal of any such charges.

(f)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(g)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(h)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(i)	Costs related to the Transactions include legal, professional and other fees incurred in connection with our acquisition by the Kelso Affiliates and Management Investors (the "Transactions").

(j)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(k)
Other adjustments include non-recurring expenses and professional fees, legal and settlement fees related to contract termination, ongoing expenses of closed restaurants, as well as inventory write-offs, employee termination buyouts and incidental charges related to restaurant closings.

(l)	Cash rent expense represents actual cash payments required under our leases.